AGILYSYS’ FISCAL 2016 FIRST QUARTER REVENUE INCREASES 16% TO $27.5 MILLION INCLUSIVE OF QUARTERLY RECORD $14.9 MILLION OF RECURRING REVENUE

Subscription Revenue Increases 23%

Alpharetta, GA - August 5, 2015 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2016 first quarter.

Summary of Fiscal 2016 First Quarter Financial Results

•	Total net revenue was $27.5 million, compared to total net revenue of $23.7 million in the comparable prior-year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $14.9 million, or 54% of total net revenue, compared to $13.8 million, or 58% of total net revenue, for the same period in fiscal 2015. SaaS revenues for the first quarter increased 23% year over year and comprised 15.5% of total recurring revenues, compared to 13.6% of total recurring revenues in the first quarter of fiscal 2015.

•	Gross margin was 59.7% in the fiscal 2016 first quarter, compared to 61.8% in the prior-year period.

•	Adjusted EBITDA (non-GAAP) was $1.2 million, compared to Adjusted EBITDA of $0.5 million in the same period last year (see reconciliation below).

•	Net loss in the fiscal 2016 first quarter was $(0.2) million, or $(0.01) per diluted share, compared to a net loss $(2.2) million, or $(0.10) per diluted share, in the prior-year period.

James Dennedy, President and CEO of Agilysys, commented, “Our solid start to fiscal 2016, including 16% year over year quarterly revenue growth, which includes a 23% increase in subscription revenues, and an improvement in adjusted EBITDA, indicates improved traction with our strategic goals.

“The positive results in the quarter were driven by the compelling value proposition of both our license and subscription solutions, as well as the changes we have implemented in our sales and go to market approach. Our licensed and subscription offerings include and are increasingly sold in multiple product solution sales. Demand for our licensed offerings, in particular InfoGenesis, continues to grow and sales are now often complemented by sales of available rGuest platform products, including rGuest Pay, rGuest Seat, and rGuest Analyze. Demand for our property management systems also remains strong and sales of these solutions often similarly have an rGuest platform product in the solution sale. The momentum we are achieving following the changes in our sales and go to market approach provide us with a high level of confidence that we can consistently grow our market share in the gaming, hotels, resorts and managed food services, while maintaining our share in the cruise and RUSH (restaurants, universities, stadia and healthcare) hospitality verticals.”

Mr. Dennedy concluded, “We secured agreements with a significant number of new customers across our portfolio of solutions and hospitality verticals, completing sales to 45 new customers in the first quarter which marks our third consecutive quarter of year-over-year double digit growth in first-time customers. We continue to focus on maintaining strong capital and operational discipline as we transform our sales focus and organization to execute on high-value growth opportunities, primarily focused on growing higher margin subscription revenue. In addition, we continue to evolve our product portfolio to meet the current and future needs of hospitality operators to help them improve recruitment, increase wallet share and strengthen the connection with their guests. We believe the trends for the industry are healthy and we are executing on our plan to consistently strengthen our competitive advantages in the market place.”

Raises Fiscal 2016 Outlook
Agilysys today provided an update to its forecast for fiscal 2016 revenue and Adjusted EBITDA (non-GAAP) originally provided on May 28, 2015. The outlook for fiscal 2016 now contemplates full-year revenue of $106 - $108 million which is a moderately higher expectation for year over year revenue growth compared to previous expectations of revenue to be slightly above fiscal 2015 revenue of $103.5 million. The Company expects that its now higher revenue forecast will similarly translate to its expectation for higher Adjusted EBITDA compared to fiscal 2015 Adjusted EBITDA of $1.2 million. The Company continues to expect that gross margin for fiscal 2016 will be consistent with full year fiscal 2015 levels in the high 50% range.

Janine Seebeck, Chief Financial Officer, commented, “Our first quarter results demonstrate our success with key initiatives, including growing recurring revenue - in particular higher margin subscription revenues - as well as new customer business, which more than doubled compared to the prior year. We are also making consistent progress with our priority to prudently manage working capital as we focus on optimizing operating cash flows. Throughout the balance of the year, we will continue to strategically leverage our healthy balance sheet, which includes approximately $66 million in cash and cash equivalents, to invest in the development of new products and expect to end fiscal 2016 with over $50 million in cash and cash equivalents. As our next-generation product development investment cycle nears its completion later this year, we expect to generate positive free cash flow for fiscal 2017 as we also benefit from growth in subscription services bookings. Overall, we are pleased with the improvement across our business in the first quarter and with this solid start to the year, we now expect to deliver moderately higher year-over-year growth in revenue and Adjusted EBITDA in fiscal 2016 as compared to our earlier expectations for year-over-year improvements.”

2016 First Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, August 5, 2015, beginning at 9:00 a.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 78771089. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at
http://www.agilysys.com/company/investor-relations/events-presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods, and include the statements under the heading “Summary of Fiscal 2016 First Quarter Financial Results” above in the last sentence of the third paragraph following the bullets, and the statements under the heading “Raises Fiscal 2016 Outlook.” These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2015, and Item 1A of the company’s Quarterly Report for the fiscal quarter ended June 30, 2015. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted cash flow from operations and adjusted EBITDA. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted cash flow from operations and adjusted EBITDA to the comparable GAAP measures.

About Agilysys
Agilysys is a leading technology company that provides innovative point-of-sale, property management, inventory and procurement, workforce management, analytics, document management and mobile and wireless solutions and services to the hospitality industry. The company's solutions and services allow property managers to better connect, interact and transact with their customers by streamlining operations, improving efficiency, increasing guest recruitment and wallet share, and enhancing the guest experience. Agilysys serves four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Foodservice Management; and Restaurants, Universities, Stadia and Healthcare. A significant portion of the company's consolidated revenue is derived from contract support, maintenance and subscription services. Agilysys operates throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, and offices in Singapore, Hong Kong and Malaysia. For more information, visit www.agilysys.com.

# # #

Investor Contact:
Janine Seebeck
Chief Financial Officer
Agilysys, Inc.
770-810-7800 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com
- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended June 30,
	2015	2014

Net revenue:
Products	$8,811	$6,052
Support, maintenance and subscription services	14,899	13,819
Professional services	3,781	3,875
Total net revenue	27,491	23,746
Cost of goods sold:
Products	4,922	3,499
Support, maintenance and subscription services	3,495	3,130
Professional services	2,675	2,443
Total cost of goods sold	11,092	9,072
Gross profit	16,399	14,674
Gross profit margin	59.7%	61.8%
Operating expenses:
Product development	6,268	5,865
Sales and marketing	4,461	3,885
General and administrative	5,177	5,117
Depreciation of fixed assets	518	614
Amortization of intangibles	298	1,783
Restructuring, severance and other charges	(46)	370
Legal settlements	—	149
Operating loss	(277)	(3,109)
Other (income) expense:
Interest income	(44)	(53)
Interest expense	8	13
Other income, net	(32)	(45)
Loss before income taxes	(209)	(3,024)
Income tax benefit	(24)	(795)
Net loss	$(185)	$(2,229)

Weighted average shares outstanding - basic	22,220	22,324

Net loss per share – basic:
Net loss per share	$(0.01)	$(0.1)

Weighted average shares outstanding - diluted	22,220	22,324

Net loss per share – diluted:
Net loss per share	$(0.01)	$(0.10)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	June 30, 2015	March 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$66,034	$75,067
Accounts receivable, net of allowance for doubtful accounts of $934 and $888, respectively	19,242	25,481
Inventories	523	641
Prepaid expenses	3,661	3,820
Other current assets	8	8
Total current assets	89,468	105,017
Property and equipment, net	12,267	11,929
Goodwill	19,622	19,622
Intangible assets, net	8,964	9,006
Software development costs, net	36,138	31,818
Other non-current assets	4,181	4,133
Total assets	$170,640	$181,525

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deferred revenue
Accounts payable	$9,053	$16,586
Deferred revenue	22,501	23,881
Accrued liabilities	7,843	10,001
Capital lease obligations, current	141	142
Total current liabilities	39,538	50,610
Deferred income taxes, non-current	3,093	3,053
Capital lease obligations, non-current	39	47
Other non-current liabilities	3,577	3,627
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 22,924,212 and 22,789,355 shares outstanding at June 30, 2015 and March 31, 2015, respectively	9,482	9,482
Treasury shares, 8,682,619 and 8,817,477 at June 30, 2015 and March 31, 2015, respectively	(2,605)	(2,646)
Capital in excess of stated value	(10,316)	(10,675)
Retained earnings	127,993	128,178
Accumulated other comprehensive loss	(161)	(151)
Total shareholders' equity	124,393	124,188
Total liabilities and shareholders' equity	$170,640	$181,525

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2015	2014

Operating activities
Net loss	$(185)	$(2,229)
Adjustments to reconcile loss from operations to net cash used in operating activities
Restructuring, severance and other charges	(46)	370
Payments for restructuring, severance and other charges	(262)	(717)
Legal settlements	—	149
Payments for legal settlements	—	(1,645)
Depreciation	518	614
Amortization	553	2,072
Deferred income taxes	40	—
Share-based compensation	404	365
Changes in operating assets and liabilities:	—	—
Accounts receivable	6,245	1,316
Inventories	121	(423)
Prepaid expense	160	392
Accounts payable	(6,543)	(1,956)
Deferred revenue	(1,395)	(805)
Accrued liabilities	(1,397)	(4,616)
Income taxes payable	7	(929)
Other changes, net	(85)	(145)
Net cash used in operating activities	(1,865)	(8,187)

Investing activities
Proceeds from sale of business units	—	282
Investments in marketable securities	—	(10,240)
Capital expenditures	(1,212)	(1,231)
Capitalized software development costs	(5,572)	(3,953)
Additional (investments in) proceeds from corporate-owned life insurance policies	(21)	1,985
Net cash used in investing activities	(6,805)	(13,157)

Financing activities
Repurchase of common shares to satisfy employee tax withholding	(412)	(373)
Principal payments under long-term obligations	(10)	(13)
Net cash used in financing activities	(422)	(386)
Effect of exchange rate changes on cash	59	26
Net decrease in cash and cash equivalents	(9,033)	(21,704)
Cash and cash equivalents at beginning of period	75,067	99,566
Cash and cash equivalents at end of period	$66,034	$77,862

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS TO
ADJUSTED CASH FLOWS FROM OPERATIONS
(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2015	2014
Operating activities:
Net cash used in operating activities	$(1,865)	$(8,187)
Non-recurring cash items:
Payments for restructuring, severance and other charges	262	717
Payments for legal settlements	—	1,645
Adjusted cash used in operating activities (a)	$(1,603)	$(5,825)

(a) Non-GAAP financial measure

AGILYSYS, INC.
RECONCILIATION OF ADJUSTED EBITDA TO NET (LOSS) INCOME
(UNAUDITED)

(In thousands)	Three Months Ended
	June 30,
	2015	2014

Net loss	$(185)	$(2,229)
Income tax benefit	(24)	(795)
Loss before income taxes	(209)	(3,024)
Depreciation of fixed assets	518	614
Amortization of intangibles	298	1,783
Amortization of developed technology	256	289
Interest (income) expense	(36)	(40)
EBITDA (b)	827	(378)
Share-based compensation	404	365
Restructuring, severance and other charges	(46)	370
Other non-operating (income) expense	(32)	(45)
Legal settlements	—	149
Adjusted EBITDA (a)	$1,153	$461

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and v) other non-operating (income) expense

(b) EBITDA is defined as net income before income taxes, interest expense, depreciation and amortization